                                                                   Exhibit  4.3



                        CONSOLIDATED NATURAL GAS COMPANY
                                     Issuer

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
                                     Trustee

                            -------------------------

                          Third Supplemental Indenture

                          Dated as of October 25, 2001

                            -------------------------

                                  $450,000,000

                        2001 Series C 6.250% Senior Notes


                              Due November 1, 2011

                              TABLE OF CONTENTS/1/


ARTICLE I 2001 SERIES C 6.250% SENIOR NOTES.................................  1

     SECTION 101.    Establishment..........................................  1
     SECTION 102.    Definitions............................................  2
     SECTION 103.    Payment of Principal and Interest......................  4
     SECTION 104.    Denominations..........................................  5
     SECTION 105.    Global Securities......................................  5
     SECTION 106.    Mandatory Redemption...................................  6
     SECTION 107.    Optional Redemption....................................  6
     SECTION 108.    Sinking Fund...........................................  6
     SECTION 109.    Additional Interest....................................  7
     SECTION 110.    Paying Agent...........................................  7

ARTICLE II MISCELLANEOUS PROVISIONS.........................................  7

     SECTION 201.    Recitals by Company....................................  7
     SECTION 202.    Ratification and Incorporation of Original Indenture...  7
     SECTION 203.    Executed in Counterparts...............................  7
     SECTION 204.    Assignment.............................................  7


------------------
/1/ This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

     THIS THIRD SUPPLEMENTAL INDENTURE is made as of the 25th day of October, 2001, by and between CONSOLIDATED NATURAL GAS COMPANY, a Delaware corporation, having its principal office at 120 Tredegar Street, Richmond, Virginia 23219 (the "Company"), and BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee (herein called the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Company has heretofore entered into an Indenture, dated as of April 1, 2001 (the "Original Indenture"), with the Trustee;

     WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this Third Supplemental Indenture, is herein called the "Indenture";

     WHEREAS, under the Original Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

     WHEREAS, the Company proposes to create under the Indenture a series of Securities;

     WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Third Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                        2001 SERIES C 6.250% SENIOR NOTES

     SECTION 101. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's 2001 Series C 6.250% Senior Notes Due November 1, 2011 (the "Series C Senior Notes").

     There are to be initially authenticated and delivered $450,000,000 principal amount of Series C Senior Notes, and such principal amount of the Series C Senior Notes may be increased from time to time pursuant to Section 301 of the Original Indenture. All Series C Senior Notes need not be issued at the same time, and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series C Senior Notes. Any such additional Series C Senior Notes will have the same interest rate, maturity and other terms as those initially issued. Further Series C Senior Notes may be also authenticated and delivered as provided by Sections 304, 305, 306, 905 or 1107 of the Original Indenture.

     The Series C Senior Notes shall be issued in definitive fully registered form without coupons, in substantially the form set out in Exhibit A hereto. The entire initially issued principal amount of the Series C Senior Notes shall initially be evidenced by one or more certificates issued to Cede & Co., as nominee for The Depository Trust Company.

     The form of the Trustee's Certificate of Authentication for the Series C Senior Notes shall be in substantially the form set forth in Exhibit B hereto.

     Each Series C Senior Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

     SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

     "Adjusted Treasury Rate" means, with respect to any Redemption Date: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or
(ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

     "Business Day" means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series C Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Series C Senior Notes.

     "Comparable Treasury Price" means (i) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Independent Investment Banker" means any of Banc of America Securities LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors, as selected by us, or if all of those firms are unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

     "Interest Payment Dates" means November 1 and May 1 of each year, commencing on May 1, 2002.

     "Mandatory Redemption" means the redemption of the Series C Senior Notes, in whole but not in part at the applicable Mandatory Redemption Price on the applicable Mandatory Redemption Date.

     "Mandatory Redemption Price" means 100.25% of the aggregate principal amount of the Series C Senior Notes, together with accrued and unpaid interest and thereon from and including October 25, 2001, to but excluding the Mandatory Redemption Date, and shall also be a "Redemption Price" for purposes of the Original Indenture and this Third Supplemental Indenture.

     "Mandatory Redemption Date" means the earlier to occur of (i) January 21, 2002 if the Merger has not been completed on or prior to December 31, 2001 or
(ii) the 20th day (or if such day is not a Business Day, the first Business Day thereafter) following the date on which the Merger Agreement is terminated, in either case, on or prior to December 31, 2001, and shall also be a "Redemption Date" for purposes of the Original Indenture and this Third Supplemental Indenture.

     "Merger" means the proposed acquisition by Dominion Resources, Inc. of Louis Dreyfus Natural Gas Corp., pursuant to the Merger Agreement.

     "Merger Agreement" means the Agreement and Plan of Merger, dated as of September 9, 2001, as amended, among Dominion Resources, Inc., Consolidated Natural Gas Company and Louis Dreyfus Natural Gas Corp.

     "Original Issue Date" means October 25, 2001.

     "Reference Treasury Dealer" means: (i) each of Banc of America Securities LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their successors; provided that, if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute another Primary Treasury Dealer; and (ii) up to two other Primary Treasury Dealers selected by the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

     "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to Series C Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the 15th calendar day (whether or not a Business Day) preceding such Interest Payment Date.

     "Remaining Life" means the remaining term of the Series C Senior Notes.

     "Stated Maturity" means November 1, 2011.

     SECTION 103. Payment of Principal and Interest. The principal of the Series C Senior Notes shall be due at the Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Series C Senior Notes shall bear interest at the rate of 6.250% per annum until paid or duly provided for, such interest to accrue from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Series C Senior Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series C Senior Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (in accordance with Section 307 of the Original Indenture), notice whereof shall be given to Holders of the Series C Senior Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series C Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

     Payments of interest on the Series C Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series C Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the Series C Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

     Payment of the principal and interest on the Series C Senior Notes shall be made at the office of the Paying Agent in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Series C Senior Notes or on a Redemption Date being made upon surrender of such Series C Senior Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto. If any date on which principal and interest is payable on the Series C Senior Notes is not a Business Day, then payment of the principal and interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

     SECTION 104. Denominations. The Series C Senior Notes may be issued in denominations of $1,000, or any integral multiple thereof.

     SECTION 105. Global Securities. The Series C Senior Notes will be issued initially in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series C Senior Notes represented by such Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series C Senior Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

     Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series C Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee or except as described below. The rights of Holders of such Global Security shall be exercised only through the Depositary.

     A Global Security shall be exchangeable for Series C Senior Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, or (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series C Senior Notes registered in such names as the Depositary shall direct.

     SECTION 106. Mandatory Redemption. In the event that (i) for any reason the Merger has not been completed on or prior to December 31, 2001 on substantially the terms in effect on October 22, 2001 or (ii) or the Merger Agreement is terminated on or prior to December 31, 2001, the Company shall redeem this Note, in whole but not in part, at the applicable Mandatory Redemption Price on the applicable Mandatory Redemption Date.

     The Company shall notify the Trustee and concurrently mail, or cause to be mailed, notice of any Mandatory Redemption promptly after the occurrence of the event triggering such redemption to the Holder and thereof at its registered address. Such notice shall not be subject to the provisions of Section 1104 of the Original Indenture that otherwise require notice to be given not less than 20 nor more than 60 days prior to the Redemption Date.

     SECTION 107. Optional Redemption. The Series C Senior Notes are redeemable, in whole or in part, at any time after the last date on which a Mandatory Redemption may occur, and at the option of the Company, at a Redemption Price equal to the greater of:

     (i) 100% of the principal amount of Series C Senior Notes then Outstanding to be so redeemed, or

     (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 25 basis points, as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon to the Redemption Date.

     Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Series C Senior Notes or portions thereof called for redemption.

     The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

     In the event of the redemption of the Series C Senior Notes in part only, a new Series C Senior Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon surrender thereof.

     Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.

     SECTION 108. Sinking Fund. The Series C Senior Notes shall not have a sinking fund.

     SECTION 109. Additional Interest. Any principal of and installment of interest on the Series C Senior Notes that is overdue shall bear interest at the rate of 6.250% (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

     SECTION 110. Paying Agent. The Trustee shall initially serve as Paying Agent with respect to the Series C Senior Notes, with the Place of Payment initially being the Corporate Trust Office of the Trustee.

                                   ARTICLE II
                            MISCELLANEOUS PROVISIONS

     SECTION 201. Recitals by Company. The recitals in this Third Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Series C Senior Notes and of this Third Supplemental Indenture as fully and with like effect as if set forth herein in full.

     SECTION 202. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     SECTION 203. Executed in Counterparts. This Third Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     SECTION 204. Assignment. The Company shall have the right at all times to assign any of its rights or obligations under the Indenture with respect to the Series C Senior Notes to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company shall remain fully liable for the performance of all such obligations. The Indenture may also be assigned by the Company in connection with a transaction described in Article Eight of the Original Indenture.

     IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

                              CONSOLIDATED NATURAL GAS COMPANY



                              By:_______________________________________

                              Name:____________________________________

                              Title:_____________________________________


                              BANK ONE TRUST COMPANY, NATIONAL
                              ASSOCIATION, as Trustee



                              By:_______________________________________

                              Name:____________________________________

                              Title:_____________________________________

                                    EXHIBIT A

                                     FORM OF
                        2001 SERIES C 6.250% SENIOR NOTE
                              DUE NOVEMBER 1, 2011

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]**

     [THIS SERIES C SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SERIES C SENIOR NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SERIES C SENIOR
NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]**


                        -------------------------------

                              CONSOLIDATED NATURAL
                                  GAS COMPANY

                        -------------------------------

                                  $450,000,000
                        2001 SERIES C 6.250% SENIOR NOTE
                              DUE NOVEMBER 1, 2011

No. C-1                                                 CUSIP No. 209615 BX 0


     Consolidated Natural Gas Company, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value


----------------
** Insert in Global Securities.

received, hereby promises to pay to [Cede & Co.] **, or registered assigns (the "Holder"), the principal sum of Four Hundred Fifty Million Dollars ($450,000,000) on November 1, 2011 and to pay interest thereon from October 25, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on November 1 and May 1 of each year, commencing on May 1, 2002, at the rate of 6.250% per annum, until the principal hereof is paid or made available for payment, provided that any principal, and any such installment of interest, that is overdue shall bear interest at the rate of 6.250% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Series C Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the Business Day preceding such Interest Payment Date, provided, that with respect to Series C Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the 15th calendar day (whether or not a Business Day) next preceding such Interest Payment Date; and provided further, that interest payable at the Stated Maturity of principal or on a Redemption Date will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Series C Senior Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series C Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series C Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of and any such interest on this Series C Senior Note will be made at the office of the Paying Agent, in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Series C Senior Note or on a Redemption Date being made upon surrender of such Series C Senior Note to such office or agency; provided, however, that at the option of the Company payment of interest, subject to such surrender where applicable, may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

     Reference is hereby made to the further provisions of this Series C Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Series C Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                             Consolidated Natural Gas Company


                                   By: ______________________________________

                                       Name: ________________________________

                                       Title: _______________________________

                       [REVERSE OF SERIES C SENIOR NOTE]

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 1, 2001, as supplemented by a Third Supplemental Indenture dated as of October 25, 2001 (as amended or supplemented from time to time, herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and Bank One Trust Company, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the "Series C Senior Notes") which is unlimited in aggregate principal amount.

     The Series C Senior Notes must be redeemed by the Company if the proposed acquisition by Dominion Resources, Inc. of Louis Dreyfus National Gas Corp. has not been completed on or prior to December 31, 2001 on substantially the terms in effect on October 22, 2001 or the related merger agreement is terminated on or prior to December 31, 2001. In either such event, the Company shall redeem the Series C Senior Notes, in whole but not in part on the applicable mandatory redemption date in the manner and with the effect provided in the Indenture.

     The Series C Senior Notes are redeemable, in whole or in part, at any time after the last date on which a Mandatory Redemption may occur, in the manner and with the effect provided in the Indenture.

     If an Event of Default with respect to Series C Senior Notes shall occur and be continuing, the principal of the Series C Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each Series C the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series C Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series C Senior Note and of any Series C Senior Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Series C Senior Note.

     As provided in and subject to the provisions of the Indenture, the Holder of this Series C Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Series C Senior Notes, the Holders of not less than a majority in principal amount of the Series C Senior Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Series C Senior Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Series C Senior Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

     No reference herein to the Indenture and no provision of this Series C Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Series C Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series C Senior Note is registrable in the Security Register, upon surrender of this Series C Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Series C Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series C Senior Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Series C Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Series C Senior Notes are exchangeable for a like aggregate principal amount of Series C Senior Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Series C Senior Note or Series C Senior Notes to be exchanged at the office or agency of the Company.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Series C Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Series C Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Series C Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM --                    as tenants in common

TEN ENT --                    as tenants by the entireties

JT TEN --                     as joint tenants with rights of survivorship and
                              not as tenants in common

UNIF GIFT MIN ACT --          ________________________________ Custodian for
                              (Cust)


                              ________________________________
                              (Minor)

                              Under Uniform Gifts to Minors Act of


                              ________________________________
                              (State)



Additional abbreviations may also be used though not on the above list.
______________________________________________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto ____________________ (please insert Social Security or other identifying number of assignee).

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

the within Series C Senior Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________



________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


agent to transfer said Series C Senior Note on the books of the Company, with full power of substitution in the premises.

Dated: __________________ __, ____


             ------------------------------------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                                   EXHIBIT B
                         CERTIFICATE OF AUTHENTICATION



     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        BANK ONE TRUST COMPANY,
                                        NATIONAL ASSOCIATION,
                                        as Trustee


                                        By: ________________________________
                                            Authorized Officer